Chanticleer Holdings Closes Acquisition of BT’s Burger Joint

CHARLOTTE, NC – July 6, 2015 -- Chanticleer Holdings, Inc. (NASDAQ: HOTR) (Chanticleer Holdings, or the “Company”), owner and operator of multiple restaurant brands internationally and domestically, announced today that it closed the acquisition of BT’s Burger Joint (“BT”), a better burger concept in North Carolina, on July 1, 2015. With four locations, three in Charlotte and one in Asheville, the acquisition immediately doubles Chanticleer’s presence in the Charlotte market.

“We continue to execute our growth strategy with the acquisition of BT’s Burger Joint. Increasing market share in North Carolina strengthens our Company both in revenue and brand building. This, along with our recent acquisition of Virginia-based BGR: The Burger Joint, creates exciting times for Chanticleer and our shareholders,” said Mike Pruitt, CEO of Chanticleer Holdings, Inc.

Chanticleer Holdings now has 51 locations worldwide including fourteen Hooters restaurants, five American Burger Co. restaurants, seven Just Fresh locations, twenty-one BGR: The Burger Joint locations and four BT’s Burger Joint locations.

For more information on the acquisition, please refer to Chanticleer Holding’s Form 8-K filing filed with the SEC on July 6, 2015, available online at www.sec.gov.

About Chanticleer Holdings, Inc

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR: The Burger Joint, and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:

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Press Information:

Chanticleer Holdings, Inc.
Investor Relations
Phone: 704.366.5122
ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

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